Exhibit 10.2.2

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Maximum Mortgage Contract

Contract No.:	ZGDB20190175
Type of loan:	Working capital loan (entrusted loan)

Mortgagor (Party A): FAW Jilin Automobile Co., Ltd.

Location (Address): No. 2888 Dongshan Street, Jilin High-Tech Zone, Jilin

Post code: 132013

Legal representative (person in charge):   Lei Ping

Tel.:          0432-68198167                      Fax:     68198177

Mortgagee (Party B): FAW Finance Co., Ltd.

Location (Address): No. 3688 Eco Street, Changchun Post code: 130118

Legal representative (person in charge): Zeng Xiangxin

Tel.:         81861712                 Fax:           81861738

All Entrusted Loan Contracts entered into by the Mortgagee for FAW Jilin Automobile Co., Ltd. (hereinafter referred to as the “Debtor”) for loan transactions starting from June 1, 2019 are deemed together as the principal contract of this contract. To ensure the realization of the creditor’s rights, the Mortgagor is willing to provide the Mortgagee with the maximum mortgage guarantee based on its property ownership. To clarify the rights and obligations of all parties and adhere to the principle of equality and mutual benefit, this contract is formulated in accordance with relevant laws and regulations of China.

In particular, (1) if the Mortgagor is a natural person, the provisions related to legal person identity in this contract do not apply; (2) if there are no co-owners of the collaterals, the corresponding provisions in this contract regarding co-owners of the mortgaged property do not apply.

Article 1 Mortgagor’s Declaration

1.1 The Mortgagor is a legally established and validly existing independent legal entity in accordance with national laws, with full power, authorization, and statutory rights to own its property and assets and engage in business activities.

1.2 The Mortgagor has full power, authorization, and rights to sign this contract and conduct transactions under this contract, and has taken or obtained all necessary internal and other actions and consents to authorize the signing and performance of this contract.

1.3 The Mortgagor has carefully read and fully understands and agrees to the terms and conditions of this contract. The Mortgagor’s signing and performance of this contract are voluntary and genuine expressions of its intent.

1.4 The Mortgagor’s signing of this contract, its performance of any obligations under this contract, and the exercise of any rights under this contract, will not conflict with any laws, regulations, judgments, rulings, authorizations, contracts, or obligations applicable to the Mortgagor, nor will it exceed the authority of the Mortgagor and/or its shareholders, directors, managers.

1.5 The Mortgagor’s signing and performance of this contract, and any and all authorizations required from government departments or its shareholders or creditors to make this contract effective, have been obtained and are fully legal and effective.

1.6 All materials and documents provided by the Mortgagor on which the Mortgagee relies to sign this contract and conduct activities under this contract are true, accurate, complete, and valid.

1.7 The Mortgagor, its legal representatives, general managers, and other senior management personnel have no significant breaches or serious adverse credit records.

1.8 If the Mortgagor is the actual controller of the Debtor, the following undertakings are irrevocably made:

A. The Mortgagor undertakes not to engage in the following actions through investment relationships, agreements, or other arrangements, nor actually control the enterprise to: provide false materials; conceal information on providing guarantees to third parties; maliciously transfer assets to evade creditor’s debts; and engage in other actions detrimental to the security of creditor’s rights.

B. The Mortgagor undertakes to actively encourage the Debtor to fulfill its obligations as agreed upon in various agreements with the creditor, fully cooperate with the creditor in exercising its rights under the aforementioned agreements, and ensure not to create any obstacles in any form of action or inaction.

Article 2 Secured Principal Creditor’s Rights and Scope of Guarantee

2.1 The secured principal creditor’s rights refer to a series of creditor’s rights formed through entrusted loan transactions performed by the Mortgagee for the Debtor from June 1, 2019 to June 1, 2024 (hereinafter referred to as the “Creditor’s Rights Determination Period”), with a maximum amount of RMB ONE BILLION AND TWO HUNDRED MILLION_(in words), RMB 1,200,000,000.00 (in figures). The start date of the creditor’s rights must be within the Creditor’s Rights Determination Period, but the maturity date of the creditor’s rights may exceed the said period.

2.2 During the Creditor’s Rights Determination Period, the Mortgagee may continuously and cyclically handle entrusted loan transactions for the Debtor. All contracts, agreements, and other legal documents (hereinafter collectively referred to as the “Principal Contract”) signed between the Mortgagee and the Debtor to form a creditor-debtor relationship are within the scope of this contract. This contract is attached to each Principal Contract and has the same legal effect as the Principal Contract.

2.3 The scope of guarantee, i.e. all debts under the Principal Contract, includes but is not limited to the principal debt (or lease), interest (including compound interest and penalty interest), liquidated damages, compensation, and all expenses incurred by the Mortgagee to realize the creditor’s rights (including but not limited to litigation costs, property preservation costs, travel expenses, attorney’s fees, appraisal fees, execution fees, auction fees, etc.). In the event of default by the Debtor, regardless of whether the Mortgagee has other guarantees for the debts under the Principal Contract (including but not limited to guarantees, mortgages, pledges, letters of guarantee, margin deposits, and other forms of security), the Mortgagee has the right to directly demand that the Mortgagor assume the guaranteed liability within its scope of guarantee.

Article 3 Expiry for Debtor’s Performance of Debt Obligations

The term for the Debtor’s performance of debt obligations shall be as stipulated in the Principal Contract, with the maturity date or payment date of principal and interest as specified in the Principal Contract being the expiration date for the performance of debt obligations. If the debts determined as per the Principal Contract mature in batches, then the expiration date for the performance of debt obligations shall be the date of each batch’s maturity. If the debts are prematurely due according to the Principal Contract, the premature due date shall be the expiration date for the performance of debt obligations.

Article 4 Collaterals

4.1 The specifics of the collaterals are detailed in the attachment of this contract Detailed List of Chattel Mortgage Collaterals.

4.2 The effectiveness of the mortgage rights extends to any substitutes, replacements, insurance proceeds, compensation, accessory items, processed items, and derivatives of the collaterals.

4.3 After completing the necessary mortgage registration procedures as required by law, the Mortgagor shall deliver the ownership certificates of the collaterals to the Mortgagee for safekeeping.

Article 5 Custody and Management of Collaterals

5.1 During the existence of the mortgage, the collaterals shall be held and used by the Mortgagor. The Mortgagor is obligated to properly maintain and preserve the collaterals, keep the collaterals intact, bear all taxes and fees, and lawfully and properly possess, use, manage, and operate the collaterals in their complete and good condition, and shall cooperate with the Mortgagee in inspecting the condition of the collaterals at any time.

5.2 In the event of damage or loss of the collaterals during the existence of the mortgage, the Mortgagor shall promptly notify the Mortgagee and take measures to prevent further losses, while also submitting in a timely manner evidence from the relevant authorities explaining the cause of the damage or loss. The Mortgagor shall, at the request of the Mortgagee, restore the value of the collaterals or provide security acceptable to the Mortgagee that is equivalent to the diminished value.

5.3 During the existence of the mortgage, if the Mortgagor intends to dispose of the collaterals, written consent must be obtained from the Mortgagee in advance. The proceeds from the disposal of the collaterals shall be used to repay the guaranteed debts to the Mortgagee in advance or deposited with a designated third party.

Article 6 Floating Mortgage

6.1 A floating mortgage refers to the Mortgagor mortgaging its existing and future production equipment, raw materials, semi-finished products, and finished products to the Mortgagee.

6.2 The Mortgagor shall not conceal, assign, mortgage, or pledge to others the production equipment, raw materials, semi-finished products, or finished products that have been mortgaged to the Mortgagee; except for normal production and operation, the aforementioned collaterals shall not be assigned. The collateral property of the floating mortgage shall be determined in the case of a following circumstance: A. The expiration for the performance of debt obligations without realization of the creditor’s rights; B. The Mortgagor is declared bankrupt or dissolved; C. The circumstances for the realization of the mortgage rights as stipulated in this contract; D. Other circumstances severely affecting the realization of the creditor’s rights.

Article 7 Insurance of Collaterals

7.1 During the existence of the mortgage, the Mortgagor shall arrange property insurance for the collaterals according to relevant laws and the types and insured amounts designated by the Mortgagee. The Mortgagor shall not interrupt or cancel the insurance for any reason until the guaranteed debts are fully repaid. If the insurance is interrupted or canceled, the Mortgagee has the right to handle the insurance procedures on behalf of the Mortgagor and is entitled to recover the related expenses from the Mortgagor. If the insurance period expires and the debts guaranteed by the Mortgagor are not fully repaid, the Mortgagor shall extend the insurance period accordingly.

7.2 During the existence of the mortgage, the Mortgagee is the primary beneficiary / priority payee of all types of insurance for the collaterals. In the event of an insurance incident, the insurer shall directly transfer the insurance compensation to the account designated by the Mortgagee. If the collaterals are insured but not endorsed to designate the Mortgagee as the primary beneficiary / priority payee, the Mortgagee shall have the endorsement or change made to designate the Mortgagee as such.

7.3 Regarding insurance compensation, the Mortgagee has the right to choose any of the following methods, and the Mortgagor is responsible for handling the relevant procedures: A. Repay or advance repayment of the principal, interest, and related expenses under the Principal Contract. B. Use the compensation to repair the collaterals to restore their value. C. Convert it into a fixed-term deposit, with the deposit certificate pledged. D. Deposit it with a third party designated by the Mortgagee. E. After the Mortgagor provides new guarantees meeting the Mortgagee’s requirements, the Mortgagor may freely handle the insurance compensation.

Article 8 Compensation for Damage by Third Parties

8.1 During the existence of the mortgage, if the value of a collateral is reduced due to the acts of third parties, the compensation for damages shall be deposited into the account designated by the Mortgagee. Regarding this compensation, the Mortgagee has the right to handle it according to the provisions of Article 7.3 of this contract, and the Mortgagor is responsible for handling the relevant procedures.

8.2 During the existence of the mortgage, if the value of a collateral is insufficient to repay the principal, interest, and related expenses under the Principal Contract due to the acts of third parties, the Mortgagor shall provide new guarantees approved by the Mortgagee. The portion of the collateral whose value has not reduced shall remain as guarantee of the principal creditor’s rights.

Article 9 Realization of Mortgage Rights

9.1 If the agreed debt in the Principal Contract expires (including circumstances where the Mortgagee declares the debts under the Principal Contract due in advance according to the terms of the Principal Contract or the provisions of national laws and regulations) and the Debtor fails to fulfill the debt repayment obligations, the Mortgagee has the right to dispose of the collaterals.

9.2 The Mortgagee has the right to choose any of the following methods to realize the mortgage rights: A. Realize the mortgage rights by discounting the collaterals. The Mortgagee may negotiate with the Mortgagor for compensation at the contract price or based on the evaluation price provided by a qualified assessment agency commissioned by the Mortgagee. B. Realize the mortgage rights by selling or auctioning the collaterals. The Mortgagee may sell or auction the collaterals itself or commission the Mortgagor or an intermediary institution to do so, or may also market the collaterals. The provisions regarding the sale price shall by governed by the preceding method A.

9.3 Should any of the following circumstances occur, the Mortgagee may exercise the mortgage rights in advance and use the proceeds to repay the debts in advance: A. The Mortgagor violates the provisions of this contract, endangering the Mortgagee’s mortgage rights. B. The Mortgagor is involved in litigation, arbitration, or significant administrative cases that may adversely affect the collaterals. C. The Mortgagor is declared bankrupt, suspended from business, dissolved, or revoked of business license. D. The Mortgagor expresses unwillingness to perform this contract or is unable to perform the contract.

Article 10 Rights and Obligations of the Mortgagor

10.1 The Mortgagor shall bear the expenses related to the conclusion and performance of this contract, including but not limited to taxes, property insurance, appraisal, custody, assignment, etc.

10.2 When the Mortgagee disposes of the collaterals according to this contract, the Mortgagor shall not set any obstacles or take any actions that may hinder or delay the Mortgagee’s disposal of the collaterals. The Mortgagor undertakes to actively assist the Mortgagee upon the Mortgagee’s request to enable the Mortgagee to realize its mortgage rights as soon as possible.

10.3 When the mortgage rights are or may be infringed upon by any third party, the Mortgagor has the obligation to take measures to protect the Mortgagee’s mortgage rights from infringement.

10.4 After the debts within the scope of the mortgage guarantee under this contract are fully repaid, the Mortgagor has the right to request the cancellation of the mortgage under this contract.

10.5 If the Mortgagor suspends business, ceases business, is declared bankrupt, dissolved, has its business license revoked, is revoked, or its financial condition deteriorates or becomes involved in significant economic disputes, the Mortgagor shall notify the Mortgagee in writing within 7 days from the occurrence of such event.

Article 11 Rights and Obligations of the Mortgagee

11.1 If the proceeds from the disposal of the collaterals are insufficient to fully repay the debts within the scope of the mortgage guarantee under this contract, the Mortgagee has the right to seek additional compensation from the Mortgagor; if there is a surplus after repayment, the Mortgagee shall return such surplus to the Mortgagor.

11.2 If the actions of the Mortgagor are sufficient to reduce the value of the collaterals, the Mortgagee has the right to request the Mortgagor to cease such actions. When the value of the collaterals reduces, the Mortgagee has the right to request the Mortgagor to restore the value of the collaterals or provide supplementary collaterals equivalent to the reduced value.

11.3 The Mortgagor shall bear the costs of appraisal and registration incurred in the conclusion and performance of this contract.

Article 12 Breach of Contract Liability

12.1 After this contract comes into effect, both parties shall fulfill the obligations stipulated in the contract. If either party fails to perform or incompletely performs the obligations set out in this contract, they shall bear corresponding breach of contract liability and compensate for any losses caused to the other party.

12.2 If the Mortgagor engages in any of the following behaviors, causing economic losses to the Mortgagee, the Mortgagor shall provide full compensation: A. Concealing the co-ownership, dispute, seizure, or existing mortgage of the collaterals. B. Failing to provide complete procedures and authentic information regarding the collaterals as required by the Mortgagee. C. Disposing of the collaterals without the consent of the Mortgagee. D. Causing the failure to handle the mortgage registration procedures due to the Mortgagor’s reasons.

Article 13 Mortgage Registration

13.1 Both parties shall promptly proceed to the statutory registration department for mortgage registration after the signing of this contract. After completing the mortgage registration, the Mortgagor shall hand over the title certificates and/or mortgage registration documents of the collaterals and other title certificates to the Mortgagee for safekeeping.

13.2 After all debts within the scope of the mortgage guarantee under this contract are timely repaid, the Mortgagee shall assist the Mortgagor in canceling the mortgage registration. If the Mortgagee holds property rights or use rights certificates of the collaterals or other valid documents, they shall be returned to the Mortgagor.

Article 14 Effectiveness, Amendment, and Termination of the Contract

14.1 This contract shall come into effect upon being signed/sealed by the legal representatives/principal persons-in-charge of both parties or their authorized agents and affixed with the official seal/contract seal of their respective entities.

14.2 If any provision or part of a provision of this contract is or becomes invalid now or in the future, such invalid provision or part thereof shall not affect the validity of this contract or the other provisions or parts thereof.

14.3 After this contract comes into effect, neither party may unilaterally amend or terminate in advance this contract. Any amendment or termination of this contract shall be agreed upon by both parties through consultation and shall be documented in writing.

Article 15 Dispute Resolution

15.1 Should disputes arise in the performance of this contract, the parties may resolve them through negotiation. If no consensus is reached through negotiation, it is agreed to file a lawsuit with the People’s Court at the legal domicile of the Mortgagee.

15.2 The contracting parties herein agree to use the address provided in this contract as the legal address for the service of legal documents, which includes but is not limited to all litigation procedures including first instance, second instance, and enforcement procedures after entering litigation. If the said address provided or confirmed by the parties for service of legal documents is incorrect, or if the address changes and is not timely notified to the other party or the court according to the agreed procedure, or if the legal documents are rejected by adult family members living together, causing the failure of legal documents to be delivered de facto to relevant parties, the date of return of the document shall be deemed as the date of service for documents served by mail, and the date of indication of receipt stated on the delivery receipt shall be deemed as the date of service for documents served in person. The parties to this contract hereby declare that they have agreed to and understood the meaning of this clause and agree to bear all legal consequences arising from this clause.

Article 16 Contract Notarization

After this contract is notarized by the notary office and given compulsory enforcement effect, if the agreed debt in the Principal Contract expires (including circumstances where the Mortgagee declares the debts under the Principal Contract due in advance according to the terms of the Principal Contract or the provisions of national laws and regulations) and the Debtor fails to fulfill the debt repayment obligations, the Mortgagee has the right to directly apply for compulsory enforcement to the competent People’s Court as per this contract, and the Mortgagor unconditionally agrees to accept such compulsory enforcement and waive the right to object.

Article 17 Undertakings of Collateral Co-owners

17.1 Agree to provide collaterals (specific details as per the attached Detailed List of Chattel Mortgage Collaterals) to the Mortgagee as collateral and undertake joint and several guaranteed responsibilities in accordance with the provisions of the Principal Contract and this contract.

17.2 The contractual status of collateral co-owners is equivalent to that of the Mortgagor, meaning that the rights and obligations of the Mortgagor under this contract apply to collateral co-owners.

Article 18 Other agreed terms of the parties (effective with the signatures/seals of the parties) / /____________________

Article 19 Miscellaneous

19.1 Notices stipulated in this contract, if sent by telegram or fax, shall be deemed delivered upon transmission; if sent by mail, they shall be deemed delivered seven days after mailing; if delivered in person, they shall be deemed delivered on the day of receipt by the recipient. If there is a change in the Mortgagor’s address, the Mortgagor shall immediately notify the Mortgagee of such change in writing. If the Mortgagor fails to notify in a timely manner, it shall not claim any loss due to failure to receive notices from the Mortgagee.

19.2 The attachments to this contract include: the Detailed List of Chattel Mortgage Collaterals. The attachments are an integral part of this contract and shall have the same legal effect as the main body of this contract.

19.3 This contract is made in triplicate, with one copy held each by the Mortgagee, Mortgagor, collateral co-owner (if any), notary office (if any), and mortgage registration authority, all of which have equal legal effect.

19.4 This contract was signed by the parties on November 21, 2019.

Mortgagor (Signature & Seal):

Seal: FAW Jilin Automobile Co., Ltd

Legal Representative (Signature & Seal):

Seal: Seal of Lei Ping

Collateral co-owner (Signature & Seal): No co-owner

Legal Representative (Signature & Seal): No co-owner

Mortgagee (Signature & Seal):

Special Seal for Contract of FAW Finance Co., Ltd.

Legal Representative (Signature & Seal):

Seal: Seal of Zeng Xiangxin

Attachment: Detailed List of Chattel Mortgage Collaterals

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